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                                                                      EXHIBIT 11


                  RAMSAY YOUTH SERVICES, INC. AND SUBSIDIARIES

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                                                          QUARTER ENDED JUNE 30,
                                                       ----------------------------
                                                           2002            2001
                                                       -----------      -----------
                                                                (unaudited)
Numerator:
   Numerator for basic earnings per share -
       income attributable to common stockholders      $ 9,262,000      $   796,000

   Effect of dilutive securities ................               --               --
                                                       -----------      -----------
                                                                --               --
                                                       -----------      -----------

   Numerator for diluted earnings per share -
       income attributable to common stockholders
       after assumed conversions ................      $ 9,262,000      $   796,000
                                                       ===========      ===========

Denominator:
   Denominator for basic earnings per share -
     weighted-average shares ....................        9,272,000        8,944,000

   Effect of dilutive securities:
     Employee stock options and warrants ........        2,139,000        1,093,000
                                                       -----------      -----------
   Dilutive potential common shares .............        2,139,000        1,093,000
                                                       -----------      -----------
     Denominator for diluted earnings per share -
       adjusted weighted-average shares and
       assumed conversions ......................       11,411,000       10,037,000
                                                       ===========      ===========

Basic earnings per share ........................      $      1.00      $       .09
                                                       ===========      ===========

Diluted earnings per share ......................      $      0.81      $       .08
                                                       ===========      ===========


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